                                                                    EXHIBIT 12.1


               BENEDEK COMMUNICATIONS CORPORATION AND SUBSIDIARY
               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                        YEAR ENDED DECEMBER 31,
                                                -----------------------------------------------------------------------
                                                   1991           1992           1993           1994           1995
                                                -----------    -----------    -----------    -----------    -----------
HISTORICAL
Net income (loss) before extraordinary item
  and income taxes per statement of
  operations.................................   $(8,143,421)   $(5,605,078)   $(5,034,414)   $ 2,044,359    $  (811,644)
Add:
     Interest on indebtedness................    14,022,008     14,399,727     14,209,747     11,358,588     15,191,457
     Amortization on deferred loan costs.....       192,177        192,177        309,160      1,450,776        680,243
     Portion of rents representative of the
       interest factor.......................       169,667        158,667        151,533        152,790        208,667
                                                -----------    -----------    -----------    -----------    -----------
          Income as adjusted.................     6,240,431      9,145,493      9,636,026     15,006,513      7,050,204
                                                -----------    -----------    -----------    -----------    -----------
Fixed charges:
     Interest on indebtedness................    14,022,008     14,399,727     14,209,747     11,358,588     15,191,457
     Amortization on deferred loan costs.....       192,177        192,177        309,160      1,450,776        680,243
     Portion of rents representative of the
       interest factor.......................       169,667        158,667        151,533        152,790        208,667
                                                -----------    -----------    -----------    -----------    -----------
          Fixed charges......................    14,383,852     14,750,571     14,670,440     12,962,154     16,080,367
                                                -----------    -----------    -----------    -----------    -----------
Ratio of earnings to fixed charges...........       N/A            N/A            N/A               1.2X        N/A
                                                -----------    -----------    -----------    -----------    -----------
                                                -----------    -----------    -----------    -----------    -----------
(Deficiency).................................   $(8,143,421)   $(5,605,078)   $(5,034,414)       N/A        $  (811,644)
                                                -----------    -----------    -----------    -----------    -----------
                                                -----------    -----------    -----------    -----------    -----------

                                                SIX MONTHS
                                                ENDED JUNE
                                                 30, 1996
                                               -------------
HISTORICAL
Net income (loss) before extraordinary item
  and income taxes per statement of
  operations.................................   $(3,042,639)
Add:
     Interest on indebtedness................     8,879,980
     Amortization on deferred loan costs.....     1,098,513
     Portion of rents representative of the
       interest factor.......................       114,350
                                               -------------
          Income as adjusted.................     7,050,204
                                               -------------
Fixed charges:
     Interest on indebtedness................     8,879,980
     Amortization on deferred loan costs.....     1,098,513
     Portion of rents representative of the
       interest factor.......................       114,350
                                               -------------
          Fixed charges......................    10,092,843
                                               -------------
Ratio of earnings to fixed charges...........       N/A
                                               -------------
                                               -------------
(Deficiency).................................   $(3,042,639)
                                               -------------
                                               -------------



                                                                                YEAR ENDED        SIX MONTHS ENDED
                                                                             DECEMBER 31, 1995     JUNE 30, 1996
                                                                             -----------------    ----------------
PRO FORMA FOR ACQUISITIONS AND FINANCING
Net income (loss) before extraordinary item and income taxes per statement
  of operations...........................................................     $ (18,460,000)       $(11,666,000)
Add:
     Interest on indebtedness.............................................        39,561,000          19,613,000
     Amortization on deferred loan costs..................................         1,487,000           1,502,000
     Portion of rents representative of the interest factor...............           371,000             214,000
                                                                             -----------------    ----------------
          Income as adjusted..............................................        22,959,000           9,663,000
                                                                             -----------------    ----------------
Fixed charges:
     Interest on indebtedness.............................................        39,561,000          19,613,000
     Amortization on deferred loan costs..................................         1,487,000           1,502,000
     Portion of rents representative of the interest factor...............           371,000             214,000
                                                                             -----------------    ----------------
          Fixed charges...................................................        41,419,000          21,329,000
                                                                             -----------------    ----------------
Ratio of earnings to fixed charges........................................          N/A                 N/A
                                                                             -----------------    ----------------
                                                                             -----------------    ----------------
(Deficiency)..............................................................     $ (18,460,000)       $(11,666,000)
                                                                             -----------------    ----------------
                                                                             -----------------    ----------------